UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 31, 2017

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 South 400 West

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 888-217-8720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Change in Control of Registrant
Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Certain Officers.

Explanatory Note: As previously reported under Item 1.01, Item 2.01, Item 3.02, Item 5.01 and Item 5.02, Investview, Inc. (the “Company”) entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), each of which are accredited investors (“Wealth Generators Members”) pursuant to which the Wealth Generators Members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of common stock of the Company (the “Wealth Generators Contribution”). This Current Report on Form 8-K/A amends the original filing to include the required financial statements.

On March 31, 2017, the Company entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), each of which are accredited investors (“Wealth Generators Members”) pursuant to which the Wealth Generators Members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of common stock of the Company (the “Wealth Generators Contribution”).  The closing of the Wealth Generators Contribution occurred on March 31, 2017.  Considering that, following the contribution, the Wealth Generators Members control the majority of the Company’s outstanding common stock and the Company effectively succeeded its operations to Wealth Generators, it is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of Wealth Generators securities for the Company’s net monetary assets accompanied by a recapitalization.  Wealth Generators is the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of Wealth Generators.  As a result of the Wealth Generators Contribution, the following Wealth Generators Members received shares of common stock of the Company as follows:

Wealth Engineering LLC	408,144,751
CR Capital Holdings LLC	649,444,710
Herkimer Stone LLC	67,933,547
Maverick Holdings I, LLC	27,173,418
Adaugeo LLC	20,380,064
LP Ventures LLC	67,933,547
WealthColony LLC	101,900,321
Stephen Poulter	15,760,582

The Company is unaware of any arrangements, including any pledge, the operation of which may at a subsequent date result in a change in control of the Company.

On March 30, 2017, Nicholas Maturo and Louis Sagar resigned as directors of the Company. Dr. Louro resigned as an executive officer and director on April 6, 2017. On March 31, 2017, the board appointed Ryan Smith as a director of the Company. In addition, Ryan Smith and Annette Raynor were appointed as Chief Executive Officer and Chief Operating Officer, respectively. Except as set forth above, Mr. Smith has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Since 2013, Ryan Smith has served as the Chief Executive Officer of Wealth Generators, LLC. Mr. Smith received his BS from Brigham Young University.

Since 2013, Annette Raynor has served as the Chief Operating Officer of Wealth Generators, LLC. Ms. Raynor holds her Series 65 Registered Investment Advisor license and is a licensed realtor in the State of New Jersey.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR WEALTH GENERATORS, LLC

Forward-Looking Statements

CERTAIN STATEMENTS IN THIS REPORT MAY CONSTITUTE “FORWARDLOOKING STATEMENTS”. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKINGSTATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

 Background

Wealth Generators is a limited liability company formed under the laws of the State of Utah on February 26, 2013. Wealth Generators was organized to provide education to customers worldwide that pertains to the financial markets. Wealth Generators provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. The services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETF’s and binary options. In addition, to trading tools and research, Wealth Generators also includes full education and software applications to assist the individual in debt reduction, increased savings, budgeting and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite enabling an individual complete access to the information necessary to cultivate and manage their financial situation. Wealth Generators offers four packages available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals the ability to create an additional income stream to further support their personal financial goals and objectives.

Results of Operations for the year ended March 31, 2017 Compared to March 31, 2016

Revenues

Wealth Generators recorded revenue for the year ended March 31, 2017 of $12,872,947, which was an increase of $7,315,486, or 132%, from the prior year revenue of $5,557,461. This increase was due to increased interest in our new products including FOREX, an increase in international interest, and a maturing distributor base capable of creating retention and additional new members.

Operating costs and expenses

Wealth Generators recorded operating costs and (expenses) for the year ended March 31, 2017 of $14,810,607, which was an increase of $8,521,091, or 135%, from the prior year operating costs and (expenses) of $6,289,516. With the significant increase in demand and interest in our products we needed to recruit additional management talent with experience in the sector, bonus payouts increased commensurate with the rise in revenues, increased network security and platform product delivery to handle increased sales, and expanded employee staff in customer support and trade product services.

Other income and expenses

Wealth Generators recorded other income and expenses for the year ended March 31, 2017 of $(385,504), which was a decrease of $204,443, or 35%, from the prior year other income and expenses of $(589,947). The decrease can fully be explained by the decrease in related party interest. Wealth Generators will enter into related party lending arrangements where payback amounts are fixed at inception, thus interest is recognized at 100% at the beginning of the loan term. This decrease from the prior year was due to Wealth Generators entering into more lending arrangements in the prior year than in the current year that had larger up-front fixed fees. Over time, as Wealth Generators has grown their business they have been able to obtain funding with more favorable terms and decrease the amount of interest expense that had to be recognized at inception.

Liquidity and Capital Resources

During the year ended March 31, 2017 and 2016 our primary sources of cash were financing activities. During 2017 Wealth Generators received proceeds from new lending of $1,824,965, proceeds from related parties of $1,370,788, and sold membership interest for proceeds of $25,000. In 2016, Wealth Generators received proceeds from new lending of $177,500, proceeds from related parties of $725,485, and sold membership interest for proceeds of $750,000. During both years these funds were primarily used to fund operations as well as used to grow the business. Wealth Generators paid back $267,577 and $96,470 to lenders in 2017 and 2016, respectively, as well as paid back related parties $1,360,044 and $1,095,678 in 2017 and 2016, respectively.

Cash used in operations during fiscal year 2017 and 2016 were $1,642,277 and $258,866, respectively. The increase from 2017 to 2016 was due mostly to the loss from operations of $2,427,203 in 2017 versus the loss from operations of $1,327,892 in 2016. As of March 31, 2017, and 2016, Wealth Generators’ current liabilities exceeded its current assets equal to a working capital deficit of $4,147,684 and $1,641,737, respectively. As of March 31, 2017, Wealth Generators had $1,616 in cash and cash equivalents, as compared to $70,298 as of March 31, 2016, a decrease of $68,683. The decrease was attributable to the increase in cash used in operations offset by the increase in cash provided by financing activities.

Over the past few years, Wealth Generators has intentionally increased expenses to prepare the Company’s platform to handle the steadily increasing subscription membership. Going forward, management believes the current state will support this growth without a significant increase in expenses other than customer support and the bonus plan which rises commensurate with revenues. Our investments in the our platform, personnel, and executive management provides us the ability to handle over four times our current volume.

Wealth Generators will still need to address the larger undertaking of language translation and continued international expansion which will require additional funding. Wealth Generators currently has multiple lead sources that are finalizing their due diligence process and anticipates closing on this funding in the very near future.

Item 9.01      Financial Statements and Exhibits

(a) Financial Statement of Business Acquired

See exhibit index.

(b) Pro Forma Financial Information

See exhibit index.

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Contribution Agreement between Investview, Inc., Wealth Generators, LLC and the members of Wealth Generators, LLC dated March 31, 2017 (1)

99.1	Audited Financial Statements of Wealth Generators, LLC for the years ended March 31, 2017 and 2016

99.2	Pro-Forma Financial Information

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities Excahgen Commission on April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ William Kosoff
Name: William Kosoff
Title: Acting Chief Financial Officer

Date: June 29, 2017